SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

February 9, 2015

Date of Report (Date of Earliest Event Reported)

Globalink, Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	333-133961	06-1812762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

385 Boundary Road Vancouver, BC	V5X 4S1
(Address of principal executive offices)	(Zip Code)

(604) 828-8822

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Election of Directors and Appointment of Certain Officers

On February 9, 2015, the registrant elected Andrea Ke Feng Yuan, CPA as a director and appointed her as the new chief financial officer.  There are no family relationships between Ms. Yuan and any director or executive officer of the registrant.  There are no arrangements or understandings between Ms. Yuan and any other person pursuant to which she was selected as a director.  She is not currently expected to be named to any committees.  There have been no transactions between Ms. Yuan and any related party.

Ms. Yuan, age 42 obtained her Bachelor of Economics from Shanghai University of Finance and Economics in 1994.  Ms. Yuan became a Certified General Accountant in British Columbia in 2005 and a Certified Public Accountant in New Hampshire in 2007.

Ms. Andrea Yuan is a Chartered Professional Accountant (CPA)/Certified General Accountant (CGA) in British Columbia and a Certified Public Accountant in New Hampshire.  Ms. Yuan started her career as an internal auditor and then as team head of the internal audit department at the Bank of China's Shanghai Pudong branch in China from 1994 through to 1999.  After arriving in Canada in spring of 1999, Ms. Yuan worked as an accountant at a small accounting firm while she worked towards her CGA designation.

Ms. Yuan moved to Davidson and Company LLP, Chartered Accountants, in 2004 where she worked in the firm’s audit group.  From November 2006 until 2009, Ms. Yuan was employed as an audit manager at Davidson. From 2009 until October 2011, Ms. Yuan was employed as an audit principal at Davidson.  In addition to overseeing a variety of Canadian public company audits, she was also responsible for conducting the audits of various foreign public companies including Chinese and Korean companies.

Ms. Yuan started her own financial and management consulting company Black Dragon Financial Consulting Services Inc. in November 2011.  Ms. Yuan acts as financial consultant for several public companies listed on the TSX Venture Exchange and currently is a Director and Chief Financial Officer of Globalink Ltd.

Ms. Yuan is fluent in both English and Mandarin (oral and written).

On February 9, 2015, the registrant appointed Robin Young, our president, as Chief Operating Officer.  There are no family relationships between Ms. Yuan and any director or executive officer of the registrant.  His term of office is one year, which is renewable at the annual shareholders meeting.  There is no arrangement or understanding between him and any other person pursuant to which he was or is to be selected as an officer.  There are no family relationships between Mr. Young and any officer or director of the company.

Mr. Young, age 70, has been the principal of Young Engineering Corporation, an engineering consulting firm for the building industry since 1975.  He has also been the president of Landtek Properties Ltd., a development company since 1994 and Coreng Construction Corporation, a company providing project and construction management as well as general contracting from 1976 to 1990.  Mr. Young has been a director of the registrant since March, 2006.  Mr. Young received a bachelor of applied science degree in civil engineering from the University of British Columbia in 1963.  He conducted his post-graduate studies both at McGill University and at Concordia University and received his master’s degree in civil and structural engineering in 1970 from Concordia University.

On February 9, 2015, the registrant elected Chao Hui Wu as a director.  There are no arrangements between Mr. Wu and any other person pursuant to which he was selected as a director.  He has not been named to any committees on the board of directors.  There are no transactions between Mr. Wu and any related party.

On February 9, 2015, the registrant elected Yun Fei Liu as a director.  There are no arrangements between Mr. Liu and any other person pursuant to which he was selected as a director.  He will be overseeing market development, effective as of February 9, 2015.  There are no transactions between Mr. Liu and any related party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Globalink Ltd.

By:      /s/ Hin Kwok Sheung

Hin Kwok Sheung

Chief Executive Officer

Dated:  February 18, 2015